EXHIBIT 99(d)(1)


                  THIRD AVENUE VARIABLE SERIES TRUST INVESTMENT
                               ADVISORY AGREEMENT


                      Investment Advisory Agreement dated as of August 8, 2002, between Third Avenue Variable Series Trust (the "Trust"), a Delaware business trust, on behalf of its series, Third Avenue Value Portfolio (the "Fund"), and Third Avenue Management LLC (the "Adviser"), a Delaware limited liability company.

                  In consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

                      1. IN GENERAL

                      The Adviser agrees, all as more fully set forth herein, to act as investment adviser to the Fund with respect to the investment of the assets of the Fund and to supervise and arrange the purchase and sale of assets held in the investment portfolio of the Trust. The Adviser may delegate any or all of its responsibilities to one or more sub-advisers or administrators, subject to the approval of the Board of Trustees of the Trust. Such delegation shall not relieve the Adviser of its duties and responsibilities hereunder.

                      2. DUTIES AND OBLIGATIONS OF THE ADVISER WITH RESPECT TO INVESTMENTS OF ASSETS OF THE FUND

                      (a) Subject to the succeeding provisions of this paragraph and subject to the direction and control of the Trust's Board of Trustees, the Adviser shall (i) act as investment adviser for and supervise and manage the investment and reinvestment of the Fund's assets and in connection therewith have complete discretion in purchasing and selling securities and other assets for the Fund and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Fund; and (ii) arrange for the purchase and sale of securities and other assets held in the investment portfolio of the Fund. Nothing contained herein shall be construed to restrict the Fund's right to hire its own employees or to contract separately with the Adviser or others to provide administrative services to the Fund, including but not limited to, the calculation of net asset value of the Fund's shares.

                      (b) In the performance of its duties under this Agreement, the Adviser shall at all times use all reasonable efforts to conform to, and act in accordance with, any requirements imposed by (i) the provisions of the Investment Company Act of 1940, as amended (the "Act"), and of any rules or regulations in force thereunder; (ii) any other applicable provisions of law; (iii) the provisions of the Trust Instrument and By-Laws of the Trust, as such documents are amended from time to time; (iv) the investment objective, policies and restrictions applicable to the Fund as set forth in the Fund's Prospectus (including its Statement of Additional Information) and (v) any policies and determinations of the Board of Trustees of the Trust.

                      (c) The Adviser will seek to provide qualified personnel to fulfill its duties hereunder and will bear all costs and expenses (including any overhead and personnel costs) incurred in connection with its duties hereunder and shall bear the costs of any salaries or trustees fees of any officers or trustees of the Trust who are affiliated persons (as defined in the Act) of the Adviser. Subject to the foregoing, the Fund shall be



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         responsible for the payment of all the Fund's other expenses, including
         (i)  payment  of the fees  payable to the  Adviser  under  paragraph  4
         hereof;  (ii)  organizational   expenses;   (iii)  brokerage  fees  and
         commissions; (iv) taxes; (v) interest charges on borrowing; (vi) the cost of liability insurance or fidelity bond coverage for the Fund's
         officers  and  employees,   and  trustees'  and  officers'  errors  and
         omissions insurance  coverage;  (vii) legal,  auditing,  and accounting
         fees  and  expenses;   (viii)  charges  of  the  Fund's  administrator,
         custodian, transfer agent and other service providers; (ix) the Fund's pro rata portion of dues, fees and charges of any trade association of which the Fund is a member; (x) the expenses of printing, preparing and mailing proxies, stock certificates and reports, including the Fund's prospectus and statements of additional information, and notices to shareholders; (xi) filing fees for the registration or qualification of the Fund and its shares under federal or state securities laws; (xii)
         the  fees  and  expenses   involved  in  registering   and  maintaining
         registration of the Fund's shares with the Securities and Exchange Commission; (xiii) the expenses of holding shareholder meetings; (xiv) the compensation, including fees, of any of the Trust's trustees, officers or employees who are not affiliated persons of the Adviser;
         (xv) all expenses of computing the Fund's net asset value per share, including any equipment or services obtained solely for the purpose of pricing shares or valuing the Fund's investment portfolio; (xvi) expenses of personnel performing shareholder servicing functions and all other distribution expenses payable by the Fund; (xvii) expenses of redemption of shares and (xviii) litigation and other extraordinary or non-recurring expenses and other expenses properly payable by the Fund.

                      (d) The Adviser shall give the Fund the benefit of its best judgment and effort in rendering services hereunder, but neither the Adviser nor any of its officers, directors, employees, agents or controlling persons shall be liable for any act or omission or for any loss sustained by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this agreement, provided, however, that the foregoing shall not constitute a waiver of any rights which the Fund may have which may not be waived under applicable law.

                      (e) Nothing in this Agreement shall prevent the Adviser or any director, officer, employee or other affiliate thereof from acting as investment adviser for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Adviser or any of its directors, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting.

                      3. PORTFOLIO TRANSACTIONS

                      In the course of the Adviser's execution of portfolio transactions for the Fund, it is agreed that the Adviser shall employ securities brokers and dealers which, in its judgment, will be able to satisfy the policy of the Fund to seek the best execution of its portfolio transactions at reasonable expenses. For purposes of this Agreement, "best execution" shall mean prompt, efficient and reliable execution at the most favorable price obtainable. Under such conditions as may be specified by the Trust's Board of Trustees in the interest of its shareholders and to ensure compliance with applicable law and regulations, the Adviser may (a) place orders for the purchase or sale of the Fund's portfolio securities with its affiliates, M.J. Whitman LLC and Private Debt LLC; (b) pay commissions to brokers other than its affiliates which are higher than might be charged by another qualified broker or obtain brokerage and/or research services considered by the Adviser to be useful or desirable in the performance of its duties hereunder and for the investment management of other advisory accounts over which it or its affiliates exercise investment discretion; and (c) consider sales by brokers (other than its affiliated



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         distributor)  of shares of the Fund and any other mutual fund for which it or its affiliates act as investment adviser, as a factor in its selection of brokers and dealers for the Fund's portfolio transactions.

                      4. COMPENSATION OF THE ADVISER

                      (a) The Fund agrees to pay to the Adviser out of the Fund's assets and the Adviser agrees to accept as full compensation for all services rendered by or through the Adviser a fee computed daily and payable monthly in arrears an amount equal to 1/12 of 0.90% of the Fund's daily average net assets for such month. For any period less than a month during which this Agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full month of 28, 29, 30 or 31 days, as the case may be.

                      (b) For purposes of this Agreement, the net assets of the Fund shall be calculated pursuant to the procedures adopted by resolutions of the Trustees of the Trust for calculating the net asset value of the Fund's shares.

                      5. INDEMNITY

                      (a) The Fund hereby  agrees to  indemnify  the Adviser and each of the Adviser's directors, officers, employees, and agents (including any individual who serves at the Adviser's request as director, officer, partner, trustee or the like of another corporation) and controlling persons (each such person being an "indemnitee") against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees (all as provided in accordance with applicable corporate law) reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body which he may be or may have been involved as a party or otherwise or with which he may have been threatened, while acting in any capacity set forth above in this paragraph or thereafter by reason of his having acted in any such capacity, except with respect to any matter as to which he shall have been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the Fund and furthermore, in the case of any criminal proceeding, so long as he had no reasonable cause to believe that the conduct was unlawful, provided, however, that (1) no indemnitee shall be indemnified hereunder against any liability to the Fund or its shareholders or any expense of such indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence (iv) reckless disregard of the duties involved in the conduct of his position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as "disabling conduct"), (2) as to any matter disposed of by settlement or a compromise payment by such indemnitee, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such settlement or compromise is in the best interests of the Fund and that such indemnitee appears to have acted in good faith in the reasonable belief that his action was in the best interest of the Fund and did not involve disabling conduct by such indemnitee and (3) with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee was authorized by a majority of the full Board of the Trust. Notwithstanding the foregoing, the Fund shall not be obligated to provide such indemnification (i) to the extent such provision would waive any right which the Fund cannot lawfully waive or
         (ii) with respect to any obligation, liability or expense of any other series of shares of the Trust.

                      (b) The Fund shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder



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         if the Fund receives a written  affirmation  of the  indemnitee's  good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse the Fund unless it is subsequently determined that he is entitled to such indemnification and if the Trustees of the Trust determine that the facts then known to them would not preclude indemnification. In addition, at least one of the following conditions must be met: (A) the indemnitee shall provide a security for his undertaking, (B) the Fund shall be insured against losses arising by reason of any lawful advances, or (C) a majority of a quorum of trustees of the Trust who are neither "interested persons" of the Trust (as defined in Section 2(a)(19) of the Act) nor parties to the proceeding ("Disinterested Non-Party Trustees") or an independent legal counsel in a written opinion, shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification.

                      (c) All determinations with respect to indemnification hereunder shall be made (1) by a final decision on the merits by a court or other body before whom the proceeding was brought that such indemnitee is not liable by reason of disabling conduct or, (2) in the absence of such a decision, by (i) a majority vote of a quorum of the Disinterested Non-Party Trustees of the Trust, or (ii) if such a quorum is not obtainable or even, if obtainable, if a majority vote of such quorum so directs, independent legal counsel in a written opinion.

                      The  rights   accruing  to  any  indemnitee   under  these
         provisions shall not exclude any other right to which he may be lawfully entitled.

                      6. DURATION AND TERMINATION

                      This Agreement shall become effective upon the date hereof and shall continue in effect for a period of two years and thereafter from year to year, but only so long as such continuation is specifically approved at least annually in accordance with the requirements of the Act.

                      This Agreement may be terminated by the Adviser at any time without penalty upon giving the Fund sixty days written notice (which may be waived by the Fund) and may be terminated by the Fund at any time without penalty upon giving the Adviser sixty days notice (which notice may be waived by the Adviser), provided that such termination by the Fund shall be directed or approved by the vote of a majority of the Trustees of the Trust in office at the time or by the vote of the holders of a "majority of the voting securities" (as defined in the Act) of the Fund at the time outstanding and entitled to vote. This Agreement shall terminate automatically in the event of its assignment (as "assignment" is defined in the Act and the rules thereunder).

                      It is understood and hereby agreed that the name "Third Avenue" and any associated logo and mask are the property of the Adviser for copyright and other purposes. The Fund further agrees that the words "Third Avenue" may freely be used by the Adviser for other investment companies, entities or products. The Fund further agrees that, in the event that the Adviser shall cease to act as investment adviser to the Fund, the Fund shall promptly take all necessary and appropriate action to change its name to names which do not include the words "Third Avenue"; provided, however, that the Fund may continue to use the words "Third Avenue" if the Adviser consents in writing to such use.

                      7. NOTICES

                      Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.



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                      8. GOVERNING LAW

                      This Agreement shall be construed in accordance with the laws of the State of New York for contracts to be performed entirely therein and in accordance with the applicable provisions of the Act.

                      IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers, all as of the day and the year first above written.



                                          THIRD AVENUE VARIABLE SERIES TRUST,
                                          FOR THE THIRD AVENUE VALUE
                                          PORTFOLIO SERIES



                                          By: /s/ David M. Barse
                                              ------------------------
                                              Name:  David M. Barse
                                              Title: President


                                          THIRD AVENUE MANAGEMENT LLC



                                          By: /s/ Michael T. Carney
                                              ------------------------
                                              Name:  Michael T. Carney
                                              Title: Chief Financial Officer








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